                                                                    EXHIBIT 99.1

                           [LAM RESEARCH LETTERHEAD]

                                                                    NEWS RELEASE

FOR IMMEDIATE RELEASE

Contacts:   Kathleen Bela                      Melodie Brenner
            Investor Relations                 Corporate Communications
            Lam Research Corporation           Lam Research Corporation
            Phone: 510/572-4566                Phone: 510/572-4523
            Fax:   510/572-6454                Fax:   510/572-2935
            e-mail: kathleen.bela@lamrc.com    e-mail: melodie.brenner@lamrc.com


LAM ANNOUNCES FOURTH QUARTER AND YEAR-END 1998 RESULTS

FREMONT, Calif.-July 28, 1998-Lam Research Corporation (Nasdaq: LRCX), a leading supplier of wafer fabrication equipment to the worldwide semiconductor industry, today announced financial results for the company's fourth quarter and fiscal year, ended June 30, 1998.

Revenues for the fourth quarter of fiscal 1998 were $230.6 million, compared to revenues of $282.6 million for the fourth quarter of fiscal 1997. Geographic revenue distribution for the quarter was: North America, 46 percent; Asia Pacific, 25 percent; Europe, 23 percent; and Japan, 6 percent.

Lam recorded a charge in the fourth quarter of $64.0 million relating to severance and other costs associated with the company's previously announced restructuring and reduction in force. Including the restructuring charge, the company reported a net loss of $65.9 million ($1.72 per share) for the fourth fiscal quarter of 1998. This compares to a net loss of $1.5 million ($0.04 per share) for the fourth fiscal quarter of 1997.

Excluding restructuring charges, the company reported gross margin of $92.5 million or 40.1 percent and a net loss of $1.9 million ($0.05 per share) for the fourth fiscal quarter of 1998.

Cash and short-term investments increased to $397.2 million at June 30, 1998, from $350.3 million at March 31, 1998.

For the twelve months ended June 30, 1998, the company reported revenues of $1.1 billion, flat with fiscal year 1997 levels. Including one time charges, the company reported a net loss of $144.6 million ($3.80 per share) for fiscal 1998 versus a net loss of $30.7 million ($0.83 per share) for fiscal 1997.

                                     -more-

LAM announces fourth quarter and year-end 1998 results.............page 2 of 4


"Clearly, this has been a difficult year for Lam as we have faced the combined challenges of repositioning the company and doing so within what has become the worst downturn the industry has seen in over a decade. We expect our business to continue to be impacted over the next several quarters," stated James W. Bagley, chief executive officer of Lam.

"Nevertheless, despite a worldwide slowdown throughout the semiconductor equipment industry, we remain optimistic about the company's future. I am pleased with the progress we have made with respect to strengthening our product portfolio. We've also continued to execute to our operating plan as demonstrated by our increased gross margins as a percentage of sales (excluding restructuring charges), despite a declining revenue environment. I believe we will continue to make improvements throughout this difficult period."

"This downturn is a strategic opportunity to build market share momentum as our customers focus on developing advanced technology applications and enhancing the productivity and cost structure within their existing fab lines. Lam is well positioned in both of these critical areas. The company has made improvements across all product lines during the past year. As a result, I believe we offer the most innovative productivity solutions coupled with leading edge capabilities extending below the 0.25 micron regime. This combination will enable the company to take advantage of the market opportunities as the industry recovers," Bagley concluded.

This press release contains certain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, which statements are subject to the Safe Harbor provisions created thereunder. Such forward-looking statements include, but are not limited to, statements that relate to the company's future revenue and operating expenses, management's plans and objectives for future operations, the effect of any consolidation or restructuring of operations on the company's future profitability, and a continued downturn in the semiconductor market. Such statements are based on current expectations that may involve other risks detailed from time to time in the company's SEC reports, including the report on Form 10-K for the year ended June 30, 1997 and the Form 10-Q for the quarter ended March 31, 1998. The company assumes no obligation to update the information in this release.

Lam Research Corporation is a leading supplier of wafer fabrication equipment and services to the world's semiconductor industry. Lam's headquarters are located in Fremont, California. The company's common stock trades on the Nasdaq National Securities Market under the symbol "LRCX." Lam's World Wide Web address is "http://www.lamrc.com."


                                     # # #

                      Consolidated Financial Tables Follow

LAM announces fiscal 1998 fourth quarter results.....................page 3 of 4


                            LAM RESEARCH CORPORATION
                 CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                     (in thousands, except per share data)
                                  (unaudited)


                                                          Three Months Ended                  Twelve Months Ended
                                                                June 30,                          June 30,
                                                          1998           1997               1998             1997
                                                       ---------      ---------          -----------      -----------
Net sales                                              $ 230,357      $ 281,892          $ 1,050,527      $ 1,060,535
Royalty income                                               229            729                2,059           12,662
                                                       ---------      ---------          -----------      -----------
          Total revenue                                  230,586        282,621            1,052,586        1,073,197

Cost and expenses:
     Cost of goods sold - on net sales                   138,135        173,932              646,511          723,404
     Cost of goods sold - restructuring charges           12,380             --               31,933               --
                                                       ---------      ---------          -----------      -----------
          Gross margin                                    80,071        108,689              374,142          349,793

     Research and development                             48,949         52,773              206,456          192,254
     Selling, general and administrative                  47,704         58,089              201,900          209,294
     Merger costs                                             --             --               17,685               --
     Acquired in-process research & development               --             --               12,100               --
     Restructuring charges                                51,582             --              116,925            9,021
                                                       ---------      ---------          -----------      -----------
          Operating loss                                 (68,164)        (2,173)            (180,924)         (60,776)

Other (income) expense, net                               (1,458)           (62)              (1,799)              83
                                                       ---------      ---------          -----------      -----------
Loss before income taxes                                 (66,706)        (2,111)            (179,125)         (60,859)
Income tax benefit                                          (818)          (635)             (34,526)         (30,183)
                                                       ---------      ---------          -----------      -----------
Net loss                                               $ (65,888)     $  (1,476)         $  (144,599)     $   (30,676)
                                                       =========      =========          ===========      ===========
Net loss per share
     Basic                                             $   (1.72)     $   (0.04)         $     (3.80)     $     (0.83)
                                                       =========      =========          ===========      ===========
     Diluted                                           $   (1.72)     $   (0.04)         $     (3.80)     $     (0.83)
                                                       =========      =========          ===========      ===========
Number of shares used in per share calculation
     Basic                                                38,250         37,344               38,057           36,919
                                                       =========      =========          ===========      ===========
     Diluted                                              38,250         37,344               38,057           36,919
                                                       =========      =========          ===========      ===========

Note: Amounts presented above applicable to prior periods have been restated to reflect the company's merger with OnTrak Systems, Inc., accounted for as a pooling of interests. Net loss per share amounts for prior periods have been restated to reflect the adoption of Statement of Financial Accounting Standard No. 128.

LAM announces fiscal 1998 fourth quarter results..................PAGE 4 OF 4


                            LAM RESEARCH CORPORATION
                     CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (in thousands)
                                  (unaudited)


                                                         June 30,            June 30,
                                                           1998                1997
                                                       -----------         -----------
Assets:

Cash and short-term investments                        $   397,156         $   195,693
Accounts receivable, net                                   176,029             232,073
Inventories                                                220,610             261,738
Other current assets                                       103,294             113,642
                                                       -----------         -----------
          Total current assets                             897,089             803,146
                                                       ===========         ===========

Equipment/leasehold improvements, net                      144,252             196,992
Restricted cash                                             51,357                  --
Other assets                                                58,074              34,911
                                                       -----------         -----------
          Total assets                                 $ 1,150,772         $ 1,035,049
                                                       ===========         ===========

Liabilities and stockholders' equity:

Total current liabilities                                  293,509             340,975
Long-term debt and other                                   334,174              46,592
Stockholders' equity                                       523,089             647,482
                                                       -----------         -----------
          Total liabilities and
            stockholders' equity                        $ 1,150,772         $ 1,035,049
                                                       ===========         ===========